UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
SCM MICROSYSTEMS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	$125 per Exchange Act Rules 0-11(c)
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SCM MICROSYSTEMS, INC.
466 Kato Terrace
Fremont, California 94539

NOTICE OF ADJOURNMENT OF ANNUAL MEETING OF STOCKHOLDERS
August 30, 2005
          Dear Stockholder:
     This is to notify you that the Annual Meeting of Stockholders of SCM Microsystems, Inc. (the “Company”) has been further adjourned to October 20, 2005, at 10:00 a.m. Pacific Standard Time at SCM corporate headquarters, 466 Kato Terrace, Fremont, California 94539. At the adjournment of the Annual Meeting, stockholders are being asked to act on the following matters:
1.	To elect two Class I directors to serve until the expiration of the term of their respective classes or until their respective successors are duly elected and qualified;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2005; and
3.	To transact such other business as may properly come before the meeting or any adjournments thereof.
     Please refer to our proxy statement dated April 28, 2005 for a description of the foregoing matters to be considered at our 2005 Annual Meeting of Stockholders and for other information relating to our Annual Meeting. A copy of the proxy statement can be viewed or downloaded at www.scmmicro.com/ir_en/SEC_2005.html.
     Our Annual Meeting is being adjourned because we have not received proxies from the minimum quorum required to hold the meeting. The costs of continued solicitations are significant and divert management’s attention, and could result in material adverse impact on SCM and our shareholders as described in SCM’s current 10-Q (available at www.scmmicro.com/ir_en/SEC_2005.html).
     We have enclosed a new copy of the proxy card. Stockholders are urged to sign and return it if they have not already done so. Please note that if you hold your shares through a brokerage firm and did not previously provide voting instructions to your broker, your broker was permitted, under NYSE Rules, to vote those shares on your behalf. However, if you hold your shares in registered name, or in “Street” name through a bank, and did not provide voting instructions or return a proxy, your shares remain unvoted. If you are uncertain whether or not you have voted, please vote today. Your vote will only be counted once.
     If you have any questions regarding our Annual Meeting, please call SCM Investor Relations at 510-360-2302, email us at ir@scmmicro.com or write to us at SCM Microsystems, Inc., 466 Kato Terrace, Fremont, California 94539, Attention: Investor Relations.

     If you have already mailed in a proxy card or voted by telephone or the Internet, you need not do so again or take any other action in order for your vote to be counted at our Annual Meeting. However, a proxy is revocable at any time before it is voted at our Annual Meeting, either by delivering to us a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If you have already executed and returned a proxy to us but wish to vote in person at our Annual Meeting, please notify the Inspector of Elections at the meeting that you wish to suspend the power of the proxy holders to vote the proxy previously delivered by you. Beneficial owners holding through a bank or broker who wish to vote at the meeting must provide a legal proxy issued to them from their bank or broker. Attendance at the Annual Meeting, however, will not by itself revoke a proxy previously delivered to us.
     This notice is being given to all stockholders of record as of the close of business on April 25, 2005, the record date for our 2005 Annual Meeting of Stockholders, in accordance with SCM’s bylaws and the Delaware General Corporation Law.
     Thank you for your cooperation.

Sincerely, SCM MICROSYSTEMS, INC. STEVEN L. MOORE Secretary

Fremont, California
August 30, 2005

YOUR VOTE IS IMPORTANT!
     According to Section 1.4 of our bylaws, at any meeting of the stockholders, holders of one-third of all shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. As of April 25, 2005, the record date for our 2005 Annual Meeting of Stockholders, approximately 68% of our shares outstanding were held by retail stockholders in Germany, through German banks and brokers. For a number of reasons, including the fact that German stock market regulations do not require that German banks and brokers forward proxy materials to stockholders, the vote turnout from German stockholders is very low.
     As of July 21, 2005, the date of our most recently completed tabulation, only 30.3% of the 15,485,438 shares of our common stock issued and outstanding and entitled to vote as of the record date for the meeting had returned a proxy to us.
PROTECT THE VALUE OF YOUR INVESTMENT — VOTE TODAY!
If you need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:
INNISFREE M&A INCORPORATED
1-888-750-5834 (Toll-free from the US and Canada)
00-800-7710-9970 (Free-phone from Germany and other EU countries)